Exhibit 10.1
*CERTAIN INFORMATION IDENTIFIED WITH A MARK
OF [**] HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD
BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SUPPLEMENTAL CONFIRMATION

To:	Fifth Third Bancorp 38 Fountain Square Plaza Cincinnati, Ohio 45263

From:	Citibank, N.A. Strategic Equity Solutions 390 Greenwich Street, 4th Floor New York, NY 10013

Subject:	Accelerated Stock Buyback

Date:	July 22, 2024
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citibank, N.A. (“Bank”) and Fifth Third Bancorp (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Bank and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 5, 2019 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	July 22, 2024

Forward Price Adjustment Amount:	[**]*

Calculation Period Start Date:	July 23, 2024

Scheduled Termination Date:	September 26, 2024

First Acceleration Date:	[**]*

Prepayment Amount:	$200,000,000

Prepayment Date:	July 23, 2024

Initial Shares:
4,160,548 Shares; provided that if, in connection with the Transaction, Bank is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Bank is able to so borrow or otherwise acquire, and Bank shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	July 23, 2024

Ordinary Dividend Amount:	[**]*

Scheduled Ex-Dividend Dates:	September 27, 2024

Termination Price:	[**]*

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.

Reserved Shares:	9,789,525 Shares.
3. Counterparty represents and warrants to Bank that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
4. Counterparty acknowledges that each Transaction may constitute a purchase of its equity securities or a capital distribution.  Counterparty further acknowledges that, pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Counterparty will be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under section 4003(b) of the CARES Act.  Counterparty further acknowledges that it may be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under programs or facilities established by the Board of Governors of the Federal Reserve System or the U.S. Department of Treasury for the purpose of providing liquidity to the financial system, and may be required to agree to similar restrictions under programs or facilities established in the future.  Accordingly, Counterparty represents and warrants that neither it nor any of its subsidiaries has applied for, and throughout the term of each Transaction shall not apply, for a loan, loan guarantee, direct loan (as that term is defined in the CARES Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility that (a) is established under applicable law (whether in existence as of the date of this Master Confirmation or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement thereunder), as a condition of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief, that Counterparty or any of its subsidiaries agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in such condition, made a capital distribution or will not make a capital distribution  (collectively, “Restricted Financial Assistance”); provided that Counterparty may apply for Restricted Financial Assistance if Counterparty either (a)

determines, based on the advice of outside counsel of national standing, that the terms of any Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief based on the terms of the program or facility as of the date of such advice or (b) delivers to Bank evidence of a waiver or other guidance from a governmental authority with jurisdiction for such program or facility that each Transaction is permitted under such program or facility (either by specific reference to each Transaction or by general reference to transactions with attributes of each Transaction in all relevant respects).  Counterparty further represents and warrants that the Prepayment Amount is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of each Transaction (either by specific reference to each Transaction or by general reference to transactions with the attributes of each Transaction in all relevant respects).
4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Blank]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Bank) correctly sets forth the terms of the agreement between Bank and Counterparty with respect to any particular Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Bank.
Yours faithfully,

CITIBANK, N.A.

By: /s/ ERIC NATELSON
Name: Eric Natelson
Authorized Representative

Agreed and Accepted By:
FIFTH THIRD BANCORP

By: /s/ BRENNEN WILLINGHAM
Name: Brennen Willingham
Title: Treasurer